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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT
                           AS OF JANUARY 29, 2000(1)


DOMESTIC SUBSIDIARIES:
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The Men's Wearhouse of Michigan, Inc., a Delaware corporation(2)

Value Priced Clothing, LLC, a Delaware limited liability company(3)

TMW Realty Inc., a Delaware corporation(2)

TMW Texas General LLC, a Delaware limited liability company(4)

The Men's Wearhouse of Texas LP, a Delaware limited partnership(5)

TMW Capital Inc., a Delaware corporation(2)

TMW Equity LLC, a Delaware limited liability company(6)

TMW Finance LP, a Delaware limited partnership(7)

TMW Marketing Company, Inc., a California corporation(2)(8)

TMW Licensing I, Inc., a California corporation(9)

TMW Licensing II, Inc., a California corporation(10)

TMW Merchants LLC, a Delaware limited liability company(9)

TMW Purchasing LLC, a Delaware limited liability company(11)

Renwick Technologies, Inc., a Texas corporation(2)

K&G Men's Center, Inc., a Delaware corporation(2)(12)

K&G of Indiana, Inc., a Georgia corporation(12)(13)

K&G of Ohio, Inc., a Georgia corporation(12)(13)

K&G Associates of New Jersey, Inc., a New Jersey corporation(12)(13)

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T&C Liquidators, Inc., a Texas corporation(13)(14)

K&G Men's Company, Inc., a Delaware corporation(13)

Moores The Suit People U.S., Inc., a Delaware corporation(15)


FOREIGN SUBSIDIARIES:
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Golden Moores Finance Company, a Nova Scotia unlimited liability company(2)

Golden Moores Company, a Nova Scotia unlimited liability company(2)

Moores Retail Group Inc., a New Brunswick corporation(15)

Moores The Suit People Inc., a New Brunswick corporation(16)(17)

Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(16)

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(1) The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of January 29, 2000.

(2) 100% owned by The Men's Wearhouse, Inc.

(3) 100% owned by The Men's Wearhouse of Michigan, Inc. Value Priced Clothing, LLC does business under the name "Suit Warehouse".

(4) 100% owned by TMW Realty Inc.

(5) TMW Realty Inc. owns a 99% interest as limited partner and TMW Texas General LLC owns a 1% interest as general partner.

(6) 100% owned by TMW Capital Inc.

(7) TMW Capital Inc. owns a 99% interest as limited partner and TMW Equity LLC owns a 1% interest as general partner.

(8) Formerly known as TMW Licensing Company, Inc.

(9) 100% owned by TMW Marketing Company, Inc.

(10) 100% owned by TMW Licensing I, Inc.

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(11) 100% owned by TMW Merchants LLC.

(12) Does business under the names K&G Men's Center, K&G Men's Superstore, K&G Men's Mart and K&G MenSmart.

(13) 100% owned by K&G Men's Center, Inc.

(14) T&C Liquidators, Inc. does business under the names T&C Men's Center, T&C Men's Mart and T&C MenSmart.

(15) All outstanding shares of common stock are owned by Golden Moores Company.

(16) 100% owned by Moores Retail Group Inc.

(17) Moores The Suit People Inc. does business under the name Moores Clothing for Men as well as Moores The Suit People.